News from

Buckeye

Contacts:                      Steve Dean, Senior Vice President
and Chief Financial Officer
901-320-8352

Eric Whaley
Investor Relations
901-320-8509
Website:  www.bkitech.com

BUCKEYE TECHNOLOGIES FOURTH QUARTER & FISCAL YEAR 2012 EARNINGS RESULTS SCHEDULE

MEMPHIS, TN July 5,  2012 -  Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, August 8, 2012 at 10:00 a.m. Central (11:00 Eastern) to discuss fourth quarter and fiscal year 2012 results.

All interested parties are invited to listen to the call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com.  Supplemental material for this call will be available on these websites.    The replay will be archived on these websites through September 8, 2012.

In addition, persons interested in listening by telephone may dial in at (877) 852-6573 within the United States.  International callers should dial (719) 325-4834. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 4383142.  This replay will be available until midnight August 22, 2012.

A press release will be issued via Business Wire after the market closes on August 7.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.